Exhibit 4.4.1
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) OCTOBER 15, 2007 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF CERAMIC PROTECTION CORPORATION (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (C) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO THE FOREGOING CLAUSE (C), THE TRANSFEROR SHALL HAVE FURNISHED TO THE CORPORATION A WRITTEN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.
THIS WARRANT CERTIFICATE IS VOID IF NOT EXERCISED ON OR BEFORE
4:30 P.M. (CALGARY TIME) ON OCTOBER 15, 2009.
WARRANT CERTIFICATE

CERAMIC PROTECTION CORPORATION
(Incorporated under the laws of the Province of Alberta)

WARRANT CERTIFICATE NO. [Certificate number]	[Number] WARRANTS entitling the holder to acquire, subject to adjustment, one common share in the capital of Ceramic Protection Corporation for each Warrant represented hereby.
THIS IS TO CERTIFY THAT
[Warrant holder]
[Address of Warrant holder]
is entitled to acquire for each Warrant represented hereby, in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until 4:30 p.m. (Calgary time) on October 15, 2009, one fully paid and non-assessable common share in the capital of Ceramic Protection Corporation.
This Warrant may only be exercised at the principal office of the Corporation at 530 Sawgrass Parkway, Sunrise, Florida 33325, Attention: Stephen Giordanella. This Warrant is issued subject to the terms and conditions appended hereto as Schedule “A”.
IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by a duly authorized officer.
DATED for reference this 15th day of October, 2007.

CERAMIC PROTECTION CORPORATION

Per:

(See terms and conditions attached hereto)

SCHEDULE “A”
TERMS AND CONDITIONS FOR WARRANT
Terms and Conditions attached to the Warrant issued by Ceramic Protection Corporation and dated for reference October 15, 2007.
ARTICLE 1
INTERPRETATION
1.1 Definitions
     In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:
(a)	“Business Day” means a day other than a Saturday, Sunday or any day on which banks are not open for business in Calgary, Alberta;

(b)	“Common Shares” means the common shares in the capital of the Corporation, as such shares existed at the close of business on the Business Day immediately preceding the Issue Date, subject to adjustment as provided herein;

(c)	“Corporation” means Ceramic Protection Corporation unless and until a successor corporation shall have become such in the manner prescribed in Article 6, and thereafter “Corporation” shall mean such successor corporation;

(d)	“Corporation’s Auditors” means an independent firm of accountants duly appointed as auditors of the Corporation;

(e)	“Exercise Price” means the price of $7.50 per share on or before the Expiry Time, expressed in lawful money of Canada;

(f)	“Expiry Time” means 4:30 p.m. (Calgary time) on October 15, 2009;

(g)	“herein”, “hereby” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “Article” and “Section” followed by a number refer to the specified Article or Section of these Terms and Conditions;

(h)	“Issue Date” means the issue date of the Warrant shown on the face page of the Warrant Certificate;

(i)	“person” means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(j)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(k)	“Warrant Certificate” means the certificate to which these Terms and Conditions are attached;

(l)	“Warrantholder” means the person named on the face page of the Warrant Certificate as the holder of the Warrants;

(m)	“Warrants” means the [Number] warrants evidenced by the Warrant Certificate, each such warrant entitling the holder thereof to acquire one Common Share; and

(n)	words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.
1.2 Interpretation Not Affected by Headings
     The division of these Terms and Conditions into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.
1.3 Applicable Law
     The terms hereof and of the Warrants shall be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.
ARTICLE 2
ISSUE OF WARRANT
2.1 Issue of Warrants
     That Warrants are hereby created and authorized to be issued.
2.2 Additional Warrants
     Subject to any other written agreement between the Corporation and the Warrantholder, the Corporation may at any time and from time to time undertake further equity or debt financing and may issue additional Common Shares or warrants or grant options or similar rights to purchase Common Shares to any person.
2.3 Issue in Substitution for Lost Warrants
     If the Warrant Certificate becomes mutilated, lost, destroyed or stolen:
(a)	the Corporation shall issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen Warrant Certificate; and

(b)	the Warrantholder shall bear the cost of the issue of a new Warrant Certificate hereunder and in the case of the loss, destruction or theft of the Warrant Certificate, shall furnish to the Corporation such evidence of loss, destruction, or theft as shall be satisfactory to the Corporation in its discretion and the Corporation may also require the Warrantholder to furnish indemnity in an amount and form satisfactory to the Corporation in its discretion, and shall pay the reasonable charges of the Corporation in connection therewith.
2.4 Warrantholder Not a Shareholder
     The Warrant shall not constitute the Warrantholder a shareholder of the Corporation, nor entitle it to any right or interest in respect thereof except as may be expressly provided in the Warrant.
ARTICLE 3
EXERCISE OF THE WARRANTS
3.1 Method of Exercise of the Warrants
     The right to purchase Common Shares conferred by the Warrant Certificate may be exercised, prior to the Expiry Time, by the Warrantholder surrendering it, with a duly completed and executed exercise form substantially in the form attached to the Warrant Certificate as Schedule “B” and cash or a certified cheque payable to or to the order of the Corporation, at par in Calgary, Alberta, for the Exercise Price applicable at the time of surrender in respect of the Common Shares subscribed for in lawful money of Canada, to the Corporation.
3.2 Effect of Exercise of the Warrant
(a)	Upon surrender and payment as aforesaid, the Common Shares so subscribed for shall be issued as fully paid and non-assessable shares and the Warrantholder shall become the holder of record of such Common Shares on the date of such surrender and payment.

(b)	Within five Business Days after surrender and payment as aforesaid, the Corporation shall forthwith cause to be issued to the Warrantholder a certificate for the Common Shares purchased as aforesaid.
3.3 Subscription for Less than Entitlement
     The Warrantholder may subscribe for and purchase a number of Common Shares less than the number which it is entitled to purchase pursuant to the surrendered Warrant Certificate. In the event of any purchase of a number of Common Shares less than the number which can be purchased pursuant to the Warrant Certificate, the holder shall be entitled to the return of the Warrant Certificate with a notation on the Grid attached hereto as Schedule “C” showing the balance of the Common Shares which it is entitled to purchase pursuant to the Warrant Certificate which were not then purchased.
3.4 U.S. Restriction on Exercise
     The Common Shares issuable upon exercise of the Warrants have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state and may not be exercised unless the holder either: (i) is not (a) a “U.S. person” as defined in Regulation S under the U.S. Securities Act at the time the Warrant is exercised, (b) exercising the Warrants on behalf of or for the account of a “U.S. person”, and (c) in the United States at the time that the Warrants are exercised and did not execute or deliver the Warrant Exercise Form in the United States; or (ii) at or prior to the time of such exercise, has delivered to the Corporation a written opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to the effect that such registrations are not required; or (iii) is the original purchaser of the Warrants and confirms, as of the date of such exercise, each of the representations, warranties and agreements made by it in the subscription agreement pursuant to which the Warrant was purchased by it.
3.5 Expiration of the Warrant
     After the Expiry Time, all rights hereunder shall wholly cease and terminate and the Warrants shall be void and of no effect.
ARTICLE 4
ADJUSTMENTS
4.1 Adjustments
     The number of Common Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:
(a)	in the event the Corporation shall:
(i)	pay a dividend in Common Shares or make a distribution in Common Shares;

(ii)	subdivide its outstanding Common Shares;

(iii)	consolidate its outstanding Common Shares into a smaller number of Common Shares; or

(iv)	issue by reclassification of its Common Shares other securities in the capital of the Corporation (including any such reclassification in connection with a consolidation, merger, amalgamation or other combination in which the Corporation is the surviving corporation);
the number of Common Shares (or other securities) purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Common Shares or other securities in the capital of the Corporation which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)	In case the Corporation shall issue rights, options or warrants to all or substantially all holders of its outstanding Common Shares, without any charge to such holders, entitling them (for a period within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price which is lower than 90% of the current market price per Common Share at the record date mentioned below (as determined in accordance with subsection (d) below), the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of Common Shares so offered would purchase at the current market price per Common Share at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

(c)	In case the Corporation shall distribute to all or substantially all holders of its Common Shares evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in subsection (a) above or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase Common Shares (excluding those referred to in subsection (b) above)), then in each case the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per Common Share (as determined in accordance with subsection (d) below) on the date of such distribution, and of which the denominator shall be the then current market price per Common Share less the then fair value (as determined by the board of directors of the Corporation, acting reasonably) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one Common Share. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

In the event of the distribution by the Corporation to all or substantially all of the holders of its Common Shares of shares of a subsidiary or securities convertible or exercisable for such shares, then in lieu of an adjustment to the number of Common Shares purchasable upon the exercise of each Warrant, the Warrantholder of each Warrant, upon the exercise thereof, shall receive from the Corporation, such subsidiary or both, as the Corporation shall reasonably determine, the shares or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 4.1 provided, however, that no adjustment in respect of dividends or interest on such shares or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

(d)	For the purpose of any computation under subsections (b) and (c) of this Section 4.1, the current market price per Common Share at any date shall be the weighted average price per Common Share for 25 consecutive trading days, commencing not more than 45 trading days before such date on the stock exchange on which the Common Shares are then traded; provided if the Common Shares are then traded on more than one stock exchange, then on the stock exchange on which the largest volume of Common Shares were traded during such 25 consecutive trading day period. The weighted average price per Common Share shall be determined by dividing the aggregate sale price of all Common Shares sold on such exchange or market, as the case may be, during the said 25 consecutive trading days by the total number of shares so sold. For purposes of this subsection (d), trading day means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business. Should the Common Shares not be listed on any stock exchange, the current market price per Common Share at any date shall be determined by the board of directors of the Corporation, acting reasonably.

(e)	In any case in which this Article 4 shall require that any adjustment in the Exercise Price be made effective immediately after a record date for a specified event, the Corporation may elect to defer until the occurrence of the event the issuance, to the holder of any Warrant exercised after that record date, of the Common Shares and other shares of the Corporation, if any, issuable upon the exercise of the Warrant over and above the Common Shares and other shares of the Corporation; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(f)	No adjustment in the number of Common Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Common Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-hundredth of a share.

(g)	Wherever the number of Common Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Common Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Common Shares purchasable immediately thereafter.

(h)	No adjustment in the number of Common Shares purchasable upon the exercise of each Warrant need be made under subsections (b) and (c) if the Corporation issues or distributes to the Warrantholder the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those subsections which the Warrantholder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.

(i)	In the event that at any time, as a result of an adjustment made pursuant to subsection (a) above, the Warrantholder shall become entitled to purchase any securities of the Corporation other than Common Shares, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in subsections (a) through (h), inclusive, above, and the provisions of Sections 4.2 through 4.4, inclusive, with respect to the Common Shares, shall apply on like terms to any such other securities.

(j)	Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of Common Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if:
(i)	the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights; and

(ii)	such Common Shares, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the aggregate consideration, if any, actually received by the Corporation for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised;
provided further, that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of Common Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.
4.2 Voluntary Adjustment by the Corporation
     The Corporation may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the board of directors of the Corporation.
4.3 Notice of Adjustment
     Whenever the number of Common Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Common Shares is adjusted, as herein provided, the Corporation shall promptly send to the Warrantholder by first class mail, postage prepaid, notice of such adjustment or adjustments.
4.4 No Adjustment for Dividends
     Except as provided in Section 4.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.
4.5 Preservation of Purchase Rights Upon Merger, Consolidation, etc.
     In connection with any consolidation of the Corporation with, or amalgamation or merger of the Corporation with or into, another corporation (including, without limitation, pursuant to a “takeover bid”, “tender offer” or other acquisition of all or substantially all of the outstanding Common Shares) or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Corporation, the Corporation or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, amalgamation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action, and the Warrantholder shall be bound to accept such shares and other securities and property in lieu of the Common Shares to which it was previously entitled; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. Any such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Schedule “A”. The provisions of this Article 4 shall similarly apply to successive consolidations, mergers, amalgamations, sales, transfers or leases.

4.6 Determination of Adjustments
     If any questions shall at any time arise with respect to the Exercise Price, such question shall be conclusively determined by the Corporation’s Auditors, or, if they decline to so act, any other firm of chartered accountants, in Calgary, Alberta, that the Corporation may designate and the Warrantholder, acting reasonably, may approve, and who shall have access to all appropriate records and such determination shall be binding upon the Corporation and the Warrantholder.
ARTICLE 5
COVENANTS BY THE CORPORATION
5.1 Reservation of Common Shares
     The Corporation will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the rights of acquisition provided for in the Warrant Certificate.
ARTICLE 6
LEGENDS ON COMMON SHARES
6.1 U.S. Legend
     Any certificate representing Common Shares issued upon the exercise of the Warrants to a “U.S. person” as defined in Regulation S under the U.S. Securities Act or to a person in the United States or upon the exercise of Warrants exercised in the United States will bear a legend prohibiting the transfer of such Common Shares except in transactions that are exempt from the registration requirements of the U.S. Securities Act or in transactions outside the United States to which such registration requirements do not apply.
ARTICLE 7
MERGER AND SUCCESSORS
7.1 Corporation May Consolidate, etc. on Certain Terms
     Nothing herein contained shall prevent any consolidation, amalgamation or merger of the Corporation with or into any other corporation or corporations, or a conveyance or transfer of all or substantially all the properties and estates of the Corporation as an entirety to any corporation lawfully entitled to acquire and operate same, provided, however, that the corporation formed by such consolidation, amalgamation or merger or which acquires by conveyance or transfer all or substantially all the properties and estates of the Corporation as an entirety shall, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Corporation.
7.2 Successor Corporation Substituted
     In case the Corporation, pursuant to Section 6.1, shall be consolidated, amalgamated or merged with or into any other corporation or corporations or shall convey or transfer all or substantially all of its properties and estates as an entirety to any other corporation, the successor corporation formed by such consolidation or amalgamation, or into which the Corporation shall have been consolidated, amalgamated or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Corporation hereunder and such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate and herein as may be appropriate in view of such amalgamation, merger or transfer.

ARTICLE 8
AMENDMENTS
8.1 Amendment, etc.
     This Warrant Certificate may only be amended by a written instrument signed by the Corporation and the Warrantholder.

SCHEDULE “B”
EXERCISE FORM

TO:	CERAMIC PROTECTION CORPORATION
Terms which are not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Certificate held by the undersigned and issued by Ceramic Protection Corporation (the “Corporation”).
The undersigned hereby exercises the right to acquire                      Common Shares in accordance with and subject to the provisions of such Warrant Certificate and herewith makes payment of the Exercise Price in full for the said number of Common Shares.
In connection with such exercise, the undersigned hereby certifies to the Corporation that (initial one):
(i)	The undersigned holder (i) at the time of exercise of these Warrants is not in the United States, (ii) is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and is not exercising these Warrants on behalf of a “U.S. person” and (iii) did not execute or deliver this Exercise Form in the United States.

(ii)	An exemption from registration under the U.S. Securities Act and any applicable state securities laws is available, and attached hereto is an opinion of counsel of recognized standing to such effect, it being understood that any opinion of counsel tendered in connection with the exercise of these Warrants must be in form and substance satisfactory to the Corporation.

(iii)	The undersigned acquired the Warrants from the Corporation and was a U.S. Person or in the United States at the time of such acquisition, and hereby ratifies and confirms as of the date hereof each of the agreements, representations and warranties made by the undersigned in the subscription agreement between the undersigned and the Corporation, pursuant to which the undersigned acquired the Warrants.
The Common Shares are to be issued as follows:

Name:

Address in full:

Social Insurance Number:

Note: If further nominees are intended, please attach (and initial) a schedule giving these particulars.
DATED this                 day of                     , 200            .

Signature Guaranteed	(Signature of Warrantholder)

Print full name

Print full address

2

Instructions:
1.	The registered Warrantholder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to the Corporation.

2.	If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of such holder on the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or investment dealer who is a member of a recognized stock exchange.

3.	If the Exercise Form is signed by a trustee, exercise, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence, satisfactory to the Corporation, of authority to sign.

SCHEDULE “C”
WARRANT EXERCISE GRID

Common Shares Issued	Common Shares Available	Initials of Authorized Officer